UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 22, 2012 (May 17, 2012)

ENXNET, INC.
(Exact name of registrant as specified in its charter)

Oklahoma
(State or other jurisdiction of incorporation)

000-30675
(Commission File No.)

11333 E. Pine St., Suite 92
Tulsa, Oklahoma 74116
(Address of principal executive offices and Zip Code)

(918) 592-0015
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01             CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On May 17, 2012, Pattillo, Brown & Hill, LLP, 401 West Highway 6, P. O. Box 20725, Waco, Texas 76702-0725 resigned as our auditor.  Pattillo, Brown & Hill, LLP advised us that its decision to resign was based its decision on SEC independence rules.  Patillo, Brown & Hill LLP concluded that SEC independence rules allow engagement and concurring partners to oversee an engagement for no more than five consecutive years, after which they may not serve in either role for five years.  Because their audit partners have served as our accountants for the maximum allowable time, it must now resign its services so as to comply with audit regulations.  Except as noted in the paragraph immediately below, the reports of Pattillo, Brown & Hill, LLP’s financial statements for the years ended March 31, 2006 to March 31, 2011 and through May 17, 2012 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Pattillo, Brown & Hill, LLP on our financial statements as of and for the years ended March 31, 2011 and 2010 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

During the years ended March 31, 2006 to March 31, 2011 and through May 17, 2012, we have not had any disagreements with Pattillo, Brown & Hill, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Pattillo, Brown & Hill, LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

During the years ended March 31, 2006 to March 31, 2011 and through May 17, 2012, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On July 31, 2012, we delivered a copy of this amended report to Pattillo, Brown & Hill, LLP, who supplied its amended response which is filed as Exhibit 16.1 hereto.

New independent registered public accounting firm

On May 24, 2012, we engaged MaloneBailey, LLP, 10350 Richmond, Suite 800, Houston, Texas 77042, telephone number (713) 343-4200, an independent registered public accounting firm, as our independent accountant with the approval of our board of directors. We have not consulted with MaloneBailey, LLP, on any accounting issues prior to engaging them as our new auditors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with MaloneBailey, LLP regarding either:

1.
The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that MaloneBailey, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

16.1	Responsive Letter from Pattillo, Brown & Hill, LLP dated August 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd day of August, 2012.

ENXNET INC.

BY:	STEPHEN HOELSCHER
Stephen Hoelscher
Chief Financial Officer (principal financial and accounting officer)